CH2

CORESITE

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Quarter Ended **March 31, 2020**

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED

©2020 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended March 31, 2020

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Company Profile

Low-latency, secure and reliable access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from all eight key North American Markets.

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS	LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Connecting to cloud and network providers within the same data center campus can save thousands of dollars a month in networking and data egress fees while reducing latency

•   Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve

•   28,000+ interconnections

•   Peering and cloud exchanges

•   The CoreSite Interconnect GatewaySM allows customers to rapidly optimize application performance with a 100% managed solution

•   CoreSite’s Inter-Site Connectivity allows SDN connectivity between its markets, enabling access to its national ecosystem

The closer a business is to end users, the easier it is to provide a high quality experience

•   23 operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds

•   National footprint with international cloud and data center partnerships for multi-market requirements

•   Subsea cables for international reach

HIGH GROWTH, HIGH-DENSITY SOLUTIONS	THE BEST CUSTOMER EXPERIENCE

Cloud connectivity is important, and so is the ability for a data center campus to grow as business evolves

•   The ability to cost-effectively scale from a single cabinet to a large-scale deployment

•   Data center campuses that connect our buildings via short-run dark fiber to a network/cloud dense campus ecosystem

•   Flexible and high-density solutions

450+ team dedicated to ensuring optimal data center performance and meeting the needs of our 1,350+ customers at all times of day

•   Consistent customer satisfaction demonstrated by customer expansion and retention

•   Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel

•   100% uptime Service Level Agreement with a minimum of six-nines portfolio uptime goal

•   Prepared to support and respond to our customers, employees, and communities during the COVID-19 pandemic

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

 Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	For the period of			Growth %		Growth %
Summary of Results	Q1 2020	Q4 2019	Q1 2019	Q/Q		Y/Y
GAAP Financial Measures
Operating revenues	$147,362	$146,035	$138,895	0.9%		6.1%
Net income	22,988	24,745	25,905	(7.1)		(11.3)
Net income attributable to common shares	17,848	19,194	19,661	(7.0)		(9.2)
Net income per share attributable to common shares - diluted	$0.48	$0.51	$0.54	(5.9)		(11.1)

REIT Financial Measures(1)
Funds from operations (FFO) to shares and units	$62,403	$62,935	$60,092	(0.8)%		3.8%
Adjusted funds from operations (AFFO)	60,110	62,193	60,651	(3.4)		(0.9)
EBITDAre	75,179	75,421	71,079	(0.3)		5.8
Adjusted EBITDA	78,661	79,024	74,511	(0.5)		5.6
FFO per common share and OP unit - diluted	$1.29	$1.30	$1.25	(0.8)		3.2

Other Financial Ratios
EBITDAre Margin	51.0%	51.6%	51.2%	(60)	bps	(20)	bps
Adjusted EBITDA Margin	53.4%	54.1%	53.6%	(70)	bps	(20)	bps

	As of
	Q1 2020		Q4 2019		Q3 2019		Q2 2019		Q1 2019

Dividend Activity
Dividends declared per share and OP unit	$1.22		$1.22		$1.22		$1.22		$1.10
TTM FFO payout ratio	95.2%		93.7%		92.1%		88.8%		84.9%
TTM AFFO payout ratio	95.9%		93.2%		91.2%		88.6%		87.1%

Operating Portfolio Statistics
Operating data center properties	23		23		23		22		22
Stabilized data center NRSF	2,482,660		2,406,512		2,335,962		2,277,668		2,320,538
Stabilized data center NRSF occupied	2,183,751		2,179,854		2,110,574		2,078,752		2,128,820
Stabilized data center % occupied	88.0%		90.6%		90.4%		91.3%		91.7%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,607		$1,602		$1,580		$1,562		$1,540
TKD NRSF % occupied	83.4%		83.6%		83.3%		84.4%		84.4%

Market Capitalization & Net Principal Debt
Total enterprise value	$7,218,678		$6,919,211		$7,287,403		$6,895,883		$6,401,725
Total net principal debt outstanding	$1,577,193		$1,484,452		$1,382,547		$1,314,414		$1,213,706

Net Principal Debt to:
Annualized adjusted EBITDA	5.0	x	4.7	x	4.4	x	4.3	x	4.1	x
Annualized adjusted EBITDA, including GAAP backlog(2)	4.7	x	4.5	x	4.1	x	3.9	x	4.0	x
Enterprise value	21.8%		21.5%		19.0%		19.1%		19.0%

(1)	See reconciliations of non-GAAP measures on page 12 and a discussion of the non-GAAP disclosures in the Appendix.
(2)

Backlog is the annualized rent for data center leases that were signed, but have not yet commenced during the quarter. Backlog for the quarter ended March 31, 2020, was $17.6 million on a GAAP basis and $22.3 million on a cash basis.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

CoreSite Reports First Quarter 2020 Financial Results

-- Delivered $12.0 Million of New and Expansion Sales for Quarter --

-- Achieved Highest Core Retail Colocation Sales in Three and a Half Years --

-- Continued Progress on Capacity Development Pipeline --

DENVER, CO – April 30, 2020 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center, cloud access and interconnection solutions across the U.S., today announced financial results for the first quarter ended March 31, 2020.

Q1 2020 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $147.4 million, an increase of 6.1% year over year and 0.9% sequentially
o	Delivered net income of $0.48 per common diluted share, a decrease of $0.06 year over year and $0.03 sequentially
o	Generated Funds From Operations “FFO” of $1.29 per diluted share and unit, an increase of $0.04, or 3.2% year over year and a decrease of $0.01 sequentially, or 0.8%
•	Lease Commencements –
o	Commenced 112 new and expansion leases for 45,322 net rentable square feet (“NRSF”), representing $9.7 million of annualized GAAP rent, for an average rate of $214 per square foot
•	Leasing Activity –
o	Signed 117 new and expansion leases for 59,354 NRSF and $12.0 million of annualized GAAP rent, for an average rate of $202 per square foot
o

Renewed 280 leases for 120,943 NRSF and $17.3 million of annualized GAAP rent, for an average rate of $143 per square foot, reflecting an increase of 1.4% in cash rent and 7.2% in GAAP rent, and 3.3% churn

Q1 2020 Notable Events

•	Placed into service approximately 35,000 square feet at NY2, a data center expansion in New Jersey
•	Pre-leased approximately 11% of SV8, Phase 3, a data center expansion in Santa Clara

“We delivered strong sales, placed into service new data center capacity, advanced our two major ground up developments and other capacity projects, while continuing to deliver exceptional customer service,” said Paul Szurek, CoreSite’s President and Chief Executive Officer.  “Our preparations over the years and agile responses enabled us to safely maintain operations in a challenging pandemic environment while continuing to support customer success. We turned up services quickly, solved for rapidly emerging customer needs, demonstrated the value and effectiveness of our remote capabilities for customers, and continued to meet their mission critical needs.

“We believe the strategic nature of our diverse, network-and-cloud-dense campuses, and the interoperability we enable for customers in major metropolitan areas, continues to position us well to benefit from the secular tailwinds for data center services which drive demand for powerful, scalable cloud and cloud adjacent solutions as well as network and content capacity.”

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended March 31, 2020

Sales Activity

CoreSite achieved new and expansion sales of $12.0 million of annualized GAAP rent for the quarter, driven primarily by expansions from existing customers.

“We delivered strong new and expansion sales in the first quarter, including ongoing growth in core retail colocation with sales of $8.4 million, about three quarters of which came from deployments of 1,000 to 5,000 square feet, and $3.6 million in  scale leasing,” said Steve Smith, CoreSite’s Chief Revenue Officer.  “Our sales included our highest core retail colocation sales in three and a half years, driven by the strength of our platform, including our network and cloud-dense data centers, ongoing traction with enterprises moving to high performance hybrid and multi cloud architectures, and our ability to anticipate and solve our customers’ business needs.”

Development Activity

CoreSite continues to execute on its property development pipeline. The Company advanced construction on its data center expansion and ground-up development projects, and is on track for completion of the construction projects noted below, assuming local jurisdictions are able to be timely with inspections and permits working under COVID-19 conditions.

•	Completed Construction

During the first quarter, the Company completed and placed into service a computer room of approximately 35,000 NRSF at NY2, Phase 3 in New Jersey, supported by the existing power structure, while continuing an infrastructure power expansion supporting that and other future capacity at NY2.

•	Construction in Progress

As of March 31, 2020, CoreSite had a total of approximately 161,000 NRSF of turn-key data center capacity under construction, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
New York - NY2 Power	NY2, Phase 3	—	Q3 2020	$19.4	$38.8	—%
San Francisco Bay	SV8, Phase 3	54,056	Q2 2020	15.8	42.0	11.0
Total data center expansion		54,056		$35.2	$80.8	11.0%

New development
Chicago	CH2, Phase 1	56,000	Q2 2020	$106.3	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	Q3 / Q4 2020	68.9	134.0	74.3
Total new development		107,000		$175.2	$254.0	35.4%

Total under construction		161,056		$210.4	$334.8	27.2%

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Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended March 31, 2020

•	CoreSite’s ongoing data center development and operational position includes –
o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by approximately 2.0 million NRSF, or about 92.3%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to first quarter annualized adjusted EBITDA of 5.0 times.  As of the end of the first quarter, CoreSite had $291.8 million of total liquidity, including $3.3 million of cash and $288.5 million of available capacity on its revolving credit facility.  The Company’s liquidity will fully fund its 2020 data center expansion plans, including $124.4 million of remaining construction costs on its properties currently under development.

To capitalize on a market opportunity and reduce the variability to its near-term interest costs, the Company executed $450 million of interest rate swap agreements during the quarter at attractive rates.  The Company increased its percentage of fixed rate debt from 71% as of December 31, 2019 to approximately 95% as of March 31.

Financing Subsequent Event

On April 15, the Company priced a 7-year $150 million unsecured private placement of notes, at an interest rate of 3.75%. The notes are scheduled to close on May 6th, with $100 million funding at closing and the remaining $50 million on July 14th. CoreSite plans to use the proceeds to repay outstanding amounts on its revolving credit facility and for general working capital.  The private placement is subject to customary closing conditions. The Company does not have any debt maturities until April 2022.  Pro forma for this transaction the Company’s total liquidity as of March 31, was $441.8 million.

2020 Guidance

CoreSite is maintaining its 2020 Guidance, which can be found in the Company’s first quarter 2020 Supplemental Earnings Information on page 23.

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Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Quarter Ended March 31, 2020

Upcoming Conferences and Events

CoreSite’s management will participate virtually in the RBC Capital Markets Data Center & Connectivity Conference on May 27, and also participate virtually on June 2 and 3 in the Nareit ReitWeek 2020 Investor Conference.

Conference Call Details

CoreSite will host its first quarter 2020 earnings call on Thursday, April 30, 2020, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until May 7, 2020, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13701528.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its first quarter 2020 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

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Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Quarter Ended March 31, 2020

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

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Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2020	2019
Assets:
Investments in real estate:
Land	$94,593	$94,593
Buildings and improvements	2,015,530	1,989,731
	2,110,123	2,084,324
Less: Accumulated depreciation and amortization	(756,025)	(720,498)
Net investment in operating properties	1,354,098	1,363,826
Construction in progress	437,794	394,474
Net investments in real estate	1,791,892	1,758,300
Operating lease right-of-use assets, net	175,999	172,976
Cash and cash equivalents	3,307	3,048
Accounts and other receivables, net	24,260	21,008
Lease intangibles, net	3,600	3,939
Goodwill	40,646	40,646
Other assets, net	104,555	101,082
Total assets	$2,144,259	$2,100,999

Liabilities and equity:
Liabilities
Debt, net	$1,572,007	$1,478,402
Operating lease liabilities	190,759	187,443
Accounts payable and accrued expenses	102,148	123,304
Accrued dividends and distributions	61,637	62,332
Acquired below-market lease contracts, net	2,462	2,511
Unearned revenue, prepaid rent and other liabilities	50,798	33,119
Total liabilities	1,979,811	1,887,111

Stockholders' equity
Common stock, par value $0.01	374	373
Additional paid-in capital	516,133	512,324
Accumulated other comprehensive loss	(19,158)	(6,026)
Distributions in excess of net income	(376,835)	(348,509)
Total stockholders' equity	120,514	158,162
Noncontrolling interests	43,934	55,726
Total equity	164,448	213,888
Total liabilities and equity	$2,144,259	$2,100,999

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$124,505	$123,597	$117,853
Interconnection revenue	20,085	19,477	18,416
Total data center revenue	144,590	143,074	136,269
Office, light-industrial and other revenue	2,772	2,961	2,626
Total operating revenues	147,362	146,035	138,895

Operating expenses:
Property operating and maintenance	40,183	39,865	38,110
Real estate taxes and insurance	6,190	5,709	6,196
Depreciation and amortization	40,991	39,737	35,646
Sales and marketing	6,144	5,527	5,652
General and administrative	11,267	10,641	10,170
Rent	8,399	8,872	7,688
Total operating expenses	113,174	110,351	103,462
Operating income	34,188	35,684	35,433
Interest expense	(11,183)	(10,917)	(9,498)
Income before income taxes	23,005	24,767	25,935
Income tax expense	(17)	(22)	(30)
Net income	22,988	24,745	25,905
Net income attributable to noncontrolling interests	5,140	5,551	6,244
Net income attributable to common shares	$17,848	$19,194	$19,661

Net income per share attributable to common shares:
Basic	$0.48	$0.51	$0.54
Diluted	$0.48	$0.51	$0.54

Weighted average common shares outstanding:
Basic	37,336	37,291	36,348
Diluted	37,504	37,489	36,547

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Rental revenue	$80,886	$79,257	$74,930
Power revenue	41,278	41,804	40,503
Tenant reimbursement and other	2,341	2,536	2,420
Rental, power, and related revenue	$124,505	$123,597	$117,853

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net income	$22,988	$24,745	$25,905
Real estate depreciation and amortization	39,415	38,190	34,187
FFO available to common shareholders and OP unit holders	$62,403	$62,935	$60,092

Weighted average common shares outstanding - diluted	37,504	37,489	36,547
Weighted average OP units outstanding - diluted	10,796	10,797	11,600
Total weighted average shares and units outstanding - diluted	48,300	48,286	48,147

FFO per common share and OP unit - diluted	$1.29	$1.30	$1.25

Reconciliation of FFO to AFFO

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
FFO available to common shareholders and unit holders	$62,403	$62,935	$60,092

Adjustments:
Amortization of deferred financing costs and hedge amortization	1,029	970	611
Non-cash compensation	3,482	3,603	3,432
Non-real estate depreciation	1,576	1,547	1,459
Straight-line rent adjustment	(419)	671	1,250
Amortization of above and below market leases	(34)	(35)	(86)
Recurring capital expenditures	(1,418)	(3,468)	(2,243)
Tenant improvements	(966)	(1,173)	(1,096)
Capitalized leasing costs	(5,543)	(2,857)	(2,768)
AFFO available to common shareholders and OP unit holders	$60,110	$62,193	$60,651

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net income	$22,988	$24,745	$25,905
Adjustments:
Interest expense	11,183	10,917	9,498
Income taxes	17	22	30
Depreciation and amortization	40,991	39,737	35,646
EBITDAre	$75,179	$75,421	$71,079
Non-cash compensation	3,482	3,603	3,432
Transaction costs / litigation	—	—	—
Adjusted EBITDA	$78,661	$79,024	$74,511

For additional discussion of these non-GAAP measures, see the Appendix starting on page 24.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market / Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,034	88,251	76.2%	—	—%	88,251	76.2%	—	—	88,251
SV2	3,919	76,676	48.2	—	—	76,676	48.2	—	—	76,676
Santa Clara campus (SV3 - SV9)	94,989	723,181	96.6	—	—	723,181	96.6	54,056	200,000	977,237
San Francisco Bay Total	104,942	888,108	90.4	—	—	888,108	90.4	54,056	200,000	1,142,164

Los Angeles
One Wilshire campus
LA1*	31,683	145,776	94.0	17,238	31.6	163,014	87.4	—	10,352	173,366
LA2	52,428	424,890	86.4	—	—	424,890	86.4	—	—	424,890
LA3	—	—	—	—	—	—	—	51,000	109,000	160,000
LA4*	1,188	21,850	92.6	—	—	21,850	92.6	—	—	21,850
Los Angeles Total	85,299	592,516	88.5	17,238	31.6	609,754	86.9	51,000	119,352	780,106

Northern Virginia
VA1	25,938	201,719	80.8	—	—	201,719	80.8	—	—	201,719
VA2	22,738	188,446	99.6	—	—	188,446	99.6	—	—	188,446
VA3	4,877	79,171	89.2	51,233	16.3	130,404	60.6	—	—	130,404
DC1*	3,042	22,137	74.9	—	—	22,137	74.9	—	—	22,137
DC2*	2,308	9,810	100.0	14,753	7.8	24,563	44.6	—	—	24,563
Reston Campus Expansion(3)	—	—	—	—	—	—	—	—	809,742	809,742
Northern Virginia Total	58,903	501,283	89.3	65,986	14.4	567,269	80.6	—	809,742	1,377,011

New York
NY1*	6,059	48,404	91.0	—	—	48,404	91.0	—	—	48,404
NY2	17,596	101,742	93.0	52,710	23.6	154,452	69.3	—	81,799	236,251
New York Total	23,655	150,146	92.4	52,710	23.6	202,856	74.5	—	81,799	284,655

Boston
BO1	15,560	122,730	75.1	19,961	—	142,691	64.6	—	110,985	253,676

Chicago
CH1	14,951	178,407	80.2	—	—	178,407	80.2	—	—	178,407
CH2	—	—	—	—	—	—	—	56,000	113,000	169,000
Chicago Total	14,951	178,407	80.2	—	—	178,407	80.2	56,000	113,000	347,407

Denver
DE1*	4,417	14,154	89.4	15,630	40.2	29,784	63.6	—	—	29,784
DE2*	476	5,140	74.0	—	—	5,140	74.0	—	—	5,140
Denver Total	4,893	19,294	85.3	15,630	40.2	34,924	65.1	—	—	34,924

Miami
MI1	1,579	30,176	62.0	—	—	30,176	62.0	—	13,154	43,330
Total Data Center Facilities	$309,782	2,482,660	88.0%	171,525	19.6%	2,654,185	83.5%	161,056	1,448,032	4,263,273

Office & Light-Industrial	8,483	364,941	76.6	—	—	364,941	76.7	—	—	364,941
Reston Office & Light-Industrial(3)	1,029	69,470	100.0	—	—	69,470	100.0	—	(69,470)	—

Total Portfolio	$319,294	2,917,071	86.8%	171,525	19.6%	3,088,596	83.1%	161,056	1,378,562	4,628,214

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately  $324.8 million as of March 31, 2020, which includes $5.5  million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of March 31, 2020. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	89.4%	24.3%	85.2%
Total Portfolio	88.2%	24.3%	84.6%

(3)	Included within our Reston Campus Expansion held for development space is 69,470 NRSF which is currently operating as office and light-industrial space.

See Appendix for definitions.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP		Cash
	Leasing	Number	Annualized		Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate	Growth	Growth

New / expansion leases commenced	Q1 2020	112	$9,678		45,322	$214
	Q4 2019	130	16,613		86,187	193
	Q3 2019	130	15,660		78,244	200
	Q2 2019	140	10,248	(2)	65,193	176	(2)
	Q1 2019	119	5,826		24,040	242

New / expansion leases signed	Q1 2020	117	$12,006		59,354	$202
	Q4 2019	129	6,642		30,770	216
	Q3 2019	122	14,424		73,144	197
	Q2 2019	135	27,291		142,824	191
	Q1 2019	121	6,622		31,975	207

Renewal leases signed	Q1 2020	280	$17,334		120,943	$143		3.3%	1.4%	7.2%
	Q4 2019	323	21,921		151,057	145		2.9	(0.8)	0.1
	Q3 2019	299	20,365		123,445	165		3.1	(2.2)	4.2
	Q2 2019	328	24,102		121,809	198		2.4	2.6	7.4
	Q1 2019	264	11,873		68,605	173		2.7	3.2	5.9

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

During Q2 2019, a customer’s lease for reserved expansion space commenced. The contractual reservation payment was included in a prior quarter’s GAAP annualized rent. As such, it is excluded from the Q2 GAAP annualized rent; however, the rent per leased NRSF includes the reservation payment.

New / Expansion Leases Signed by Deployment Size by Period

	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$2,040	$2,532	$2,509	$2,943	$3,921
1,000 - 5,000 NRSF	6,374	4,110	2,064	2,376	2,701
Total Core Retail Colocation	$8,414	$6,642	$4,573	$5,319	$6,622
Scale Colocation
> 5,000 NRSF	3,592	—	9,851	21,972	—
Total GAAP Annualized Rent	$12,006	$6,642	$14,424	$27,291	$6,622

MRR per Cabinet Equivalent Billed (TKD Occupied Same-Store)(1)

(1)

During the first quarter of 2020, we updated the same-store turn-key data center pool to include all space available for lease that existed as turn-key data center space as of December 31, 2018. The MRR per Cabinet Equivalent for all periods reported was updated to reflect the new same-store pool.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	436,741	14.1%	$—	—%
Unoccupied OLI	—	—	85,342	2.8	—	—
Data center NRSF:
5,000 or less	2,329	91.4	819,254	26.5	135,650	42.4
5,001 - 10,000	39	1.5	267,834	8.7	42,946	13.5
10,001 - 25,000	20	0.8	320,853	10.4	47,839	15.0
Greater than 25,000	8	0.3	386,777	12.5	66,798	20.9
Powered shell	17	0.7	422,726	13.7	16,549	5.2
OLI	135	5.3	349,069	11.3	9,512	3.0
Portfolio Total	2,548	100.0%	3,088,596	100.0%	$319,294	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	436,741	14.1%	$—	—%	$—	$—	$—
Unoccupied OLI	—	85,342	2.8	—	—	—	—	—
2020	984	497,764	16.1	77,036	24.1	155	77,428	156
2021	843	413,255	13.4	65,547	20.5	159	67,344	163
2022	343	336,352	10.9	51,045	16.0	152	52,431	156
2023	113	234,302	7.6	32,956	10.3	141	34,672	148
2024	80	113,573	3.7	14,896	4.7	131	16,693	147
2025-Thereafter	50	622,198	20.1	68,302	21.4	110	83,309	134
OLI (3)	135	349,069	11.3	9,512	3.0	27	10,084	29
Portfolio Total / Weighted Average	2,548	3,088,596	100.0%	$319,294	100.0%	$124	$341,961	$133

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of March 31, 2020, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2020 include annualized rent of  $12.4  million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2020	32,026	$998
2021	44,799	1,499
2022	65,890	1,326
2023	140,829	3,954
2024	9,190	218
2025 - Thereafter	56,337	1,517
Total OLI	349,069	$9,512

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	33.9%
Los Angeles	27.6
Northern Virginia	19.0
New York	7.6
Boston	5.0
Chicago	4.8
Denver	1.6
Miami	0.5
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	45.3%
Cloud	32.0
Network	22.7
Total	100.0%

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	9	204,734	6.6%	$40,405	12.7%	92
2	Cloud	Public Cloud	11	305,446	9.9	18,312	5.7	55
3	Enterprise	Digital Content	6	119,447	3.9	17,812	5.6	34
4	Enterprise(4)	Travel / Hospitality	2	72,286	2.3	15,077	4.7	12
5	Cloud	Public Cloud	3	118,691	3.8	13,419	4.2	44
6	Enterprise	SI & MSP	3	62,268	2.0	9,271	2.9	3
7	Network	Global Service Provider	8	32,694	1.1	6,662	2.1	25
8	Network	US National Service Provider	16	42,905	1.4	5,246	1.7	39
9	Enterprise	SI & MSP	1	17,709	0.6	4,627	1.4	23
10	Enterprise	Colocation / Reseller	5	35,397	1.1	4,590	1.4	5
	Total / Weighted Average			1,011,577	32.7%	$135,421	42.4%	49

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of March 31, 2020.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2020.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of March 31, 2020.
(4)	This customer has $8.3 million of annualized rent expiring in Q4 2020, and $6.7 million of annualized rent expiring in Q4 2021, which will not be renewed.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Data center expansion(1)	$66,578	$96,820	$77,325	$106,253	$102,363
Non-recurring investments(2)	909	2,106	1,701	1,248	1,374
Tenant improvements	966	1,173	1,001	997	1,096
Recurring capital expenditures(3)	1,418	3,468	2,365	(672)	2,243
Total capital expenditures	$69,871	$103,567	$82,392	$107,826	$107,076

Repairs and maintenance expense(4)	$3,880	$3,634	$3,059	$3,196	$3,532

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the quarter ended June 30, 2019, we incurred $26 million to acquire SV9.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation, such as internal system development for on-premises IT infrastructure and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. The three months ended June 30, 2019, included and, therefore, was reduced due to a $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
DE1	Denver	Q2 2018	15,630	$7,581	$485	41.6%	40.2%
NY2	New York	Q2 2018	18,121	13,407	740	68.6	68.6
DC2(3)	Northern Virginia	Q4 2018	14,753	12,921	876	7.8	7.8
LA1	Los Angeles	Q2 2019	17,238	11,635	675	32.6	31.6
VA3 Phase 1B	Northern Virginia	Q2 2019	51,233	53,393	1,042	28.6	16.3
BO1	Boston	Q4 2019	19,961	7,124	357	—	—
NY2	New York	Q1 2020	34,589	16,476	476	3.8	—
Total completed pre-stabilized			171,525	$122,537	$714	24.3%	19.6%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA3 Phase 1B projects, also includes allocations of capital expenditures related to land,  building shell, and infrastructure that were incurred at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of March 31, 2020, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.
(3)

During Q1 2020, one computer room of 9,810 NRSF at DC2, which was placed into service in Q4 2018, moved from pre-stabilized to stabilized on the operating properties tables because it was 100% occupied.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

Development Completion Timeline

The following chart sets forth the estimated development timeline of megawatts planned to be completed and placed into service in 2020 and the actual megawatts placed into service during Q1 2020:

Development Detail

(in thousands, except NRSF and power data)

		Under Construction						Held for Development			Total
				Costs				Estimated			Estimated
		Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities		Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1		—	—	$—	$—	—%	—	110,985	$71,200	9.0	110,985	$71,200
LA1		—	—	—	—	—	—	10,352	1,250	0.5	10,352	1,250
MI1		—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2
Phase 3 - Power Infrastructure	(1)	Q3 2020	—	19,396	38,824	—	4.0	—	—	—	—	38,824
Phase 4		—	—	—	—	—	—	46,699	14,000	5.0	46,699	14,000
Phase 5		—	—	—	—	—	—	35,100	28,000	4.0	35,100	28,000
SV8
Phase 3		Q2 2020	54,056	15,751	42,000	11.0	6.0	—	—	—	54,056	42,000
VA3
Phase 1C		—	—	—	—	—	—	49,316	30,000	6.0	49,316	30,000
Total data center expansion			54,056	$35,147	$80,824	11.0%	10.0	265,606	$151,950	25.5	319,662	$232,774

New development
Ground-up construction
CH2 Phase 1		Q2 2020	56,000	$106,319	$120,000	—%	6.0	113,000	$80,000	12.0	169,000	$200,000
LA3 Phase 1		Q3 / Q4 2020	51,000	68,935	134,000	74.3	6.0	109,000	72,000	12.0	160,000	206,000
Reston Campus Expansion
Future Phases		—	—	—	—	—	—	760,426	815,000	90.0	760,426	815,000
Pre-construction
SV9		—	—	—	—	—	—	200,000	300,000	24.0	200,000	300,000
Total new development			107,000	$175,254	$254,000	35.4%	12.0	1,182,426	$1,267,000	138.0	1,289,426	$1,521,000

Total development(2)(3)			161,056	$210,401	$334,824	27.2%	22.0	1,448,032	$1,418,950	163.5	1,609,088	$1,753,774
(1)

In order to meet customer demand and deploy capital efficiently, the NY2 Phase 3 development project was separated into two projects, including (1) a 34,589 NRSF computer room, which was placed into service in Q1 2020 (refer to the Completed Pre-Stabilized Project table on Page 18), which can be supported with existing building power infrastructure, and (2) a 4MW power infrastructure project expected to be completed in Q3 2020, which will ultimately support the 34,589 NRSF computer room as we lease the space and customers utilize the power and future computer rooms.

(2)

In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

(3)

We have an estimated $29.5 million in deferred expansion capital under construction at multiple properties as of March 31, 2020, of which $9.6 million has been incurred to-date. We estimate approximately  $35  million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or
	Equivalents	Market Price as of	Market Value
	Outstanding	March 31, 2020	Equivalents
Common shares	37,906	$115.90	$4,393,298
Operating partnership units	10,770	115.90	1,248,187
Total equity			5,641,485
Total net principal debt outstanding(1)			1,577,193
Total enterprise value			$7,218,678

Net principal debt to enterprise value			21.8%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $3.3 million of cash and cash equivalents.

Debt Summary(1)

			Outstanding as of:
		Maturity	March 31,	December 31,
Instrument	Rate(2)	Date(3)	2020	2019
Revolving credit facility	2.45%	11/8/2023	$155,500	$62,500
2022 Senior unsecured term loan	1.76	4/19/2022	200,000	200,000
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured term loan	2.86	4/19/2024	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
2025 Senior unsecured term loan	2.32	4/1/2025	350,000	350,000
2026 Senior unsecured notes	4.52	4/17/2026	200,000	200,000
2029 Senior unsecured notes	4.31	4/17/2029	200,000	200,000
Total principal debt outstanding			1,580,500	1,487,500
Unamortized deferred financing costs			(8,493)	(9,098)
Total debt			$1,572,007	$1,478,402
Weighted average interest rate	3.20%

Floating rate vs. fixed rate debt			5% / 95%	29% / 71%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	The interest rates above reflect the impacts of interest rate swap agreements.
(3)	The revolving credit facility contains a one-time extension option, which, if exercised, would extend the maturity date to November 2024.

Debt Maturities

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Interest expense and fees	$13,620	$13,630	$11,516
Amortization of deferred financing costs and hedge amortization	1,029	970	611
Capitalized interest	(3,466)	(3,683)	(2,629)
Total interest expense	$11,183	$10,917	$9,498

Percent capitalized	23.7%	25.2%	21.7%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		March 31,		December 31,		September 30,		June 30,		March 31,
	Required Compliance	2020		2019		2019		2019		2019

Fixed charge coverage ratio	Greater than 1.50x	5.8	x	5.9	x	5.9	x	6.1	x	6.6	x
Total indebtedness to gross asset value	Less than 60%	31.2%		29.0%		29.3%		27.4%		26.3%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$450,000
Borrowings outstanding		(155,500)		(62,500)		(62,250)		(67,250)		(291,000)
Outstanding letters of credit		(6,053)		(4,879)		(4,879)		(4,879)		(4,879)
Current availability		$288,447		$382,621		$382,871		$377,871		$154,121

Cash		3,307		3,048		4,703		2,836		2,294
Current liquidity		$291,754		$385,669		$387,574		$380,707		$156,415

Subsequent debt financing(1)		150,000		-		-		75,000		325,000
Pro forma liquidity		$441,754		$385,669		$387,574		$455,707		$481,415

(1)

On April 15, 2020 the Company priced a 7-year $150 million unsecured private placement of notes, at an interest rate of 3.75%. The notes are scheduled to close on May 6, 2020 and are reflected within our pro forma liquidity as of March 31, 2020. During April 2019, we issued $325 million of senior notes, and during July 2019, we issued $75 million of senior notes, which are also reflected within pro forma liquidity as of March 31, 2019, and June 30, 2019, respectively.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q1 2020	Annualized
Operating Income	$34,188	$136,752
Adjustments:
Depreciation and amortization	40,991	163,964
General and administrative	11,267	45,068
Net Operating Income	$86,446	$345,784

Cash Net Operating Income (Cash NOI)
Net Operating Income	$86,446	$345,784
Adjustments:
Straight-line rent	(419)	(1,674)
Amortization of above and below-market leases	(34)	(136)
Cash NOI	$85,993	$343,974

Cash NOI with cash backlog (84.6% leased)(1)	$89,517	$358,066
Cash stabilized NOI (93% leased)	$98,405	$393,620

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$210,401
Remaining spend(2)	124,423
Total	$334,824

Targeted stabilized annual yields	12 - 16%
Annualized pro forma NOI range	$40,200 - 54,000

Other Assets and Liabilities

Other Assets
Remaining construction in progress(3)	$227,393
Cash and cash equivalents	3,307
Accounts and other receivables	24,260
Other tangible assets	33,770
Total other assets	$288,730

Liabilities
Principal debt	$1,580,500
Accounts payable, accrued expenses and other liabilities	152,946
Accrued dividends and distributions	61,637
Total liabilities	$1,795,083

Weighted average common shares and units - diluted	48,300

(1)	Cash NOI with backlog includes cash backlog as of March 31, 2020, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

2020 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2020			Implied
	Low	High	Mid	2019	Growth(1)
Net income attributable to common diluted shares	$1.74	$1.84	$1.79	$2.05	(12.7)%
Real estate depreciation and amortization	3.36	3.36	3.36	3.05
FFO per common share and OP unit - diluted	$5.10	$5.20	$5.15	$5.10	1.0%

Projected operating results:
Total operating revenues	$600,000	$610,000	$605,000	$572,727	5.6%
Interconnection revenues	80,000	86,000	83,000	75,751	9.6
General and administrative expenses	44,000	48,000	46,000	43,764	5.1
Property taxes and insurance	26,000	28,000	27,000	22,866	18.1

Net Income	$84,000	$89,000	$86,500	$99,037	(12.7)%
Depreciation and amortization	169,000	169,000	169,000	152,925	10.5
Other adjustments(2)	65,000	66,000	65,500	56,170	16.6
Adjusted EBITDA	$318,000	$324,000	$321,000	$308,132	4.2%

Guidance drivers:
Annual rental churn rate	9.0%	11.0%	10.0%	11.1%
Cash rent growth on data center renewals	—%	2.0%	1.0%	0.4%
Capitalized interest	20.0%	25.0%	22.5%	24.7%
Sales and marketing expense as a percentage of revenue	3.9%	4.1%	4.0%	3.9%

Capital expenditures:
Data center expansion	$215,000	$250,000	$232,500	$382,761
Non-recurring investments	2,500	7,500	5,000	6,429
Tenant improvements	2,500	7,500	5,000	4,267
Recurring capital expenditures	5,000	10,000	7,500	7,404
Total capital expenditures	$225,000	$275,000	$250,000	$400,861

(1)	Implied growth is based on the midpoint of 2020 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs and hedge amortization
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus / Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

•

Cash Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized cash rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the change in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Development Summary for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue, including rental, power, and interconnection revenue and operating expense reimbursement, under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The estimates are based on current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

NRSF Pre-Construction

Represents NRSF for which the projects are in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on the timing of final design and permitting approvals.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2018, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2018. The turn-key same-store space as of December 31, 2018, is 1,972,441 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended March 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27